Exhibit 99.1
DemandTec to Postpone
Fourth Quarter and Fiscal Year 2010 Financial Results
SAN MATEO, Calif. – March 31, 2010 – DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products companies, today announced that it will postpone the report of its financial results for the fourth quarter and fiscal year 2010 ended February 28, 2010 until Thursday, April 1, 2010 at 8:00 am ET.
DemandTec re-affirms its fourth quarter revenue, non-GAAP operating income and non-GAAP earnings per share guidance previously provided on DemandTec’s investor conference call on January 7, 2010.
Conference Call Information
DemandTec will host a conference call Thursday, April 1, 2010, at 8:00 a.m. ET (5:00 a.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 877-941-8631. A replay of the conference call will be available by calling 303-590-3030 using passcode 4281198 starting at approximately 11:00 a.m. ET on Thursday, April 1, 2010 and ending on Thursday, April 8, 2010. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 195 leading retailers and consumer products manufacturers such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, The Home Depot, Wal-Mart and WH Smith. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online with over 3.0 million trade deals. For more information, please visit www.demandtec.com.
DemandTec Safe Harbor
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about DemandTec’s expectations for future operating results. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in DemandTec’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to DemandTec as of the date hereof, and DemandTec assumes no obligation to update these forward-looking statements.
DemandTec Investor Contact:
Tim Shanahan
(650) 645-7103
tim.shanahan@demandtec.com
DemandTec Media Contact:
Armen Najarian
(650) 645-7170
armen.najarian@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec, Inc.
Source: DemandTec, Inc. (DMAN)